                                                                      EXHIBIT 11

                           COMVERSE TECHNOLOGY, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        THREE MONTHS ENDED
                                                              JUNE 30,
                                                        1996        1997
Primary earnings per share:

  Net income                                            $ 6,851  $10,770
                                                        =======  =======

Weighted average number of outstanding common shares     21,518   24,918
Additional shares assuming exercise of stock options      1,762    2,129
                                                        -------  -------
Weighted average number of outstanding common
 and common equivalent shares                            23,280   27,047
                                                        =======  =======

Primary earnings per share                              $  0.29  $  0.40
                                                        =======  =======

Fully diluted earnings per share:

    Net income                                          $ 6,851  $10,770

    Interest expense on Convertible Subordinated
       Debentures, net of tax (1)                           709        -
                                                        -------  -------

    Fully diluted earnings                              $ 7,560  $10,770
                                                        =======  =======

Weighted average number of outstanding common shares     21,518   24,918
Additional shares assuming exercise of stock options      1,897    2,343
Additional shares assuming conversion of
    Convertible Subordinated Debentures                   3,097        -
                                                        -------  -------

Weighted average number of outstanding common shares
    assuming full dilution                               26,512   27,261
                                                        =======  =======

Fully diluted earnings per share                          $0.29  $  0.40
                                                        =======  =======

(1) The assumed conversion of the Convertible Subordinated Debentures for the three month period ended June 30, 1997 was antidilutive and is omitted.

                           Page 17 of 18 Total Pages

                                                                      EXHIBIT 11
                                                                     (Continued)
                           COMVERSE TECHNOLOGY, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        SIX MONTHS ENDED
                                                             JUNE 30,
                                                        1996        1997
Primary earnings per share:

  Net income                                            $12,358  $20,357
                                                        =======  =======

Weighted average number of outstanding common shares     21,456   24,856
Additional shares assuming exercise of stock options      1,649    2,162
                                                        -------  -------
Weighted average number of outstanding common
 and common equivalent shares                            23,105   27,018
                                                        =======  =======

Primary earnings per share                              $  0.53  $  0.75
                                                        =======  =======

Fully diluted earnings per share:

    Net income                                          $12,358  $20,357

    Interest expense on Convertible Subordinated
       Debentures, net of tax (1)                         1,418        -
                                                        -------  -------

    Fully diluted earnings                              $13,776  $20,357
                                                        =======  =======

Weighted average number of outstanding common shares     21,456   24,856
Additional shares assuming exercise of stock options      1,792    2,269
Additional shares assuming conversion of
    Convertible Subordinated Debentures                   3,097        -
                                                        -------  -------

Weighted average number of outstanding common shares
    assuming full dilution                               26,345   27,125
                                                        =======  =======

Fully diluted earnings per share                          $0.52  $  0.75
                                                        =======  =======


(1) The assumed conversion of the Convertible Subordinated Debentures for the six month period ended June 30, 1997 was antidilutive and is omitted.


                           Page 18 of 18 Total Pages